Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 18, 2022 by and among ENDI Corp., a Delaware corporation (the “Company”), and the purchaser identified on the signature pages hereto (the “Purchaser”).

RECITALS

A.         The Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 29, 2021, by and among the Company, Cohanzick Management, LLC, CrossingBridge Advisors, LLC, Zelda Merger Sub 1, Inc., Zelda Merger Sub 2, LLC, and Enterprise Diversified, Inc.

B.         Pursuant to the terms of the Merger Agreement, Purchaser has the right, and has elected, to purchase from the Company ______ shares of Class A common stock (the “Common Stock”) of the Company (the “Shares”), for an aggregate purchase price of $______ (the “Purchase Price”), which Purchase Price was calculated based on a price per Share of $5.369.

C.         The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I
    DEFINITIONS

1.1.    Definitions. Capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Merger Agreement. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York are open for the general transaction of business.

“Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.

“Closing Date” means August 18, 2022.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” shall have the meaning ascribed to such term in the Recitals.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Covered Person” has the meaning set forth in Section 3.1(i).

“Disqualifying Event” has the meaning set forth in Section 3.1(r).

“Encumbrance” has the meaning set forth in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Knowledge” means the actual knowledge of each of Alea Kleinhammer, Jessica Greer and Steven Kiel, in each case, after due inquiry.

“Mandatory Shares” has the meaning set forth in the Recitals.

“Optional Shares” has the meaning set forth in the Recitals.

“Person” means an individual, corporation, partnership, limited liability Bank, trust, business trust, association, joint stock Bank, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” has the meaning set forth in the Recitals.

“Purchaser” has the meaning ascribed to such term in the Preamble.

“Registration Rights Agreement” means a registration rights agreement substantially in the form of Exhibit A, pursuant to which the Company shall file a registration statement under the Securities Act to register the resale of the Shares.

“Regulation D” has the meaning set forth in the Recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, and any other documents or agreements executed by the Company or the Purchaser in connection with the transactions contemplated hereunder.

ARTICLE II
    PURCHASE AND SALE

2.1.    Share Purchase; Sale and Delivery to Purchaser; Closing.

(a)    Shares of Common Stock. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Shares.

(b)    Closing. The Closing of the purchase of the Shares pursuant to this Agreement shall take place remotely by electronic exchange of documents on the Closing Date, or at such other location as the parties may mutually agree.

(c)    Payment for the Shares. On the Closing Date, the Purchaser shall pay to the Company the Purchase Price, in U.S. dollars and in immediately available funds, by wire transfer to the account provided by the Company.

(d)    Delivery of the Shares. At the Closing, the Company shall deliver to the Purchaser, in book-entry form, the Shares.

2.2.    Conditions Precedent to Closing.

(a)    Conditions to the Purchaser’s Obligation. The obligation of the Purchaser to consummate the purchase of the Shares from the Company on the Closing Date and to effect the Closing is subject to delivery by or at the direction of the Company to the Purchaser or the written waiver by the Purchaser prior to the Closing of such delivery of this Agreement and the Registration Rights Agreement, duly authorized and executed by the Company.

(b)    Conditions to the Company’s Obligation. The obligation of the Company to consummate the sale of the Shares to the Purchaser on the Closing Date, and to effect the Closing is subject to delivery by or at the direction of the Purchaser or the written waiver by the Company prior to the Closing of such delivery of:

(i)    this Agreement and the Registration Rights Agreement, duly authorized and executed by the Purchaser; and

(ii)    the Purchase Price, in U.S. dollars and in immediately available funds, by wire transfer to the account provided by the Company.

ARTICLE III
    REPRESENTATIONS AND WARRANTIES

3.1.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

(a)    Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of Delaware, with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

(b)    Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its shareholders in connection therewith. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)    No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s certificate of incorporation or bylaws, (ii) conflict with, constitute a default (or an event that with notice or lapse of time or both would result in a default) under or result in the creation of any Encumbrance upon, any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations thereunder, or of any self-regulatory organization to which the Company or its securities are subject) assuming, without investigation, the correctness of the representations and warranties made by the Purchaser herein, or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect.

(d)    Filings, Consents and Approvals. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations that are to be filed after the date hereof.

(e)    Issuance of the Shares of Common Stock. The Common Stock has been duly authorized for issuance by the Company and, when the Shares are issued, delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any Encumbrance, and will not have been issued in violation of or subject to any preemptive rights, rights of first refusal or similar right arising by operation of law, or under the certificate of incorporation or bylaws of the Company, or under any agreement to which the Company is a party.

(f)    Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of Shares by the Company to the Purchaser under the Transaction Documents.

(g)    No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, none of the Company, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby.

(h)    No General Solicitation or General Advertising. Neither the Company nor, to the Company’s Knowledge, any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares to the Purchaser pursuant to the Transaction Documents.

(i)    No “Bad Actor” Disqualification. To the Company’s Knowledge, no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualifying Event”) is applicable to the Company or, to the Company’s Knowledge any Covered Person, except for a Disqualifying Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

3.2.    Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)    Organization; Authority.

(i)    The execution, delivery and performance by the Purchaser of the applicable Transaction Documents to which it is a party and the transactions contemplated by this Agreement have been duly authorized. Each of the applicable Transaction Documents to which the Purchaser is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)    No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser (if the Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or government entity to which the Purchaser is subject (including federal and state securities laws and regulations and the rules and regulations thereunder) applicable to the Purchaser, except in the case of clauses (ii) and (iii), as would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect.

(c)    Investment Intent. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares to or through any person or entity.

(d)    Purchaser Status. The Purchaser is and will be on the Closing Date (i) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D, or (ii) a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act.

(e)    General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other form of “general solicitation” or “general advertising” (as such terms are used in Regulation D promulgated under the Securities Act and interpreted by the Commission).

(f)    Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares. The Purchaser is capable of protecting its own interests in connection with this investment and has experience as an investor in securities of companies such as the Company. The Purchaser is able to hold the Shares indefinitely if required, is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. The Purchaser has all applicable legal power and authority to hold the Shares, and there is no law regulation, order, judgment or decree applicable to the Purchaser that would prohibit the Purchaser from holding the Shares indefinitely. The Purchaser understands that no representation is being made as to the future trading value or trading volume of the Shares.

(g)    Access to Information. The Purchaser acknowledges that (i) it is not being provided with the disclosures that would be required if the offer and sale of the Shares were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Shares; (ii) it has conducted its own examination of the Company and the terms of the Common Stock to the extent it deems necessary to make its decision to purchase the Shares; and (iii) it has availed itself of publicly available financial and other information concerning the Company to the extent it deems necessary to make its decision to purchase Shares.

(h)    Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(i)    Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Shares of the Common Stock pursuant to the Transaction Documents, and the Purchaser confirms that it has not relied on the advice of the Company (or any of their respective agents, counsel or Affiliates). The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, regulatory, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(j)    Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(k)    No Governmental Review. The Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Common Stock nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

3.3         The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV
    OTHER AGREEMENTS OF THE PARTIES

4.1.    Transfer Restrictions.

(a)    Compliance with Laws. The Purchaser understands and acknowledges that the Shares of Common Stock are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and similar exemptions under applicable state securities laws, and accordingly, notwithstanding any other provision of this Article IV, the Purchaser covenants that the Shares may be resold, pledged or otherwise transferred only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. The Company has not made or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Shares. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement or (ii) to the Company, the Company may require the transferor thereof to provide to the Company, at the transferor’s expense, (A) a representation letter, the form and substance of which letter shall be reasonably satisfactory to the Company, verifying certain facts necessary to establish that the transfer does not require registration of such transferred securities under the Securities Act, and (B) if the Company reasonably determines that such representation letter does not clearly establish the facts necessary to establish that the transfer is permissible pursuant to Rule 144 without registration of the transferred securities, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

(b)    Legends. Certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form until such time as not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

(c)    Acknowledgement. The Purchaser acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act.

4.2.    No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares of Common Stock in a manner that would require the registration under the Securities Act of the sale of the Shares of the Common Stock to the Purchaser.

4.3.    Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for general corporate purposes.

4.4.    Confidentiality. Each party to this Agreement will hold, and will use commercially reasonable efforts to cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a governmental entity is necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or, based on the advice of its counsel, by other requirement of law or the applicable requirements of any governmental entity (in which case, the party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other party with prior written notice of such permitted disclosure), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto or its Affiliates furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such Information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its Affiliates, partners, auditors, attorneys, financial advisors, other consultants and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to auditors and securities regulatory authorities; provided, however, that (i) the Purchaser is permitted to disclose Information to auditors and Company and securities regulatory authorities without prior written notice to the Company in connection with any audit or examination that does not explicitly reference the Company or this Agreement, (ii) the Purchaser may identify the Company and the number and value of the Purchaser’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company and (iii) each of the Company and Purchaser may disclose such information to such Person’s equity holders or Affiliates, and their respective representatives, but subject to the prior receipt of an applicable confidentiality agreement.

ARTICLE V
    MISCELLANEOUS

5.1.    Fees and Expenses. The parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Purchaser.

5.2.    Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules, if any, thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

5.3.    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section prior to 5:00 p.m., Eastern time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section on a day that is not a Business Day or later than 5:00 p.m., Eastern time, on any Business Day, (c) if sent by U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested) the Business Day following delivery to such courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	ENDI Corp. 2400 Old Brick Road, Suite 115 Glen Allen, Virginia 23060 Attention: Alea Kleinhammer

With a copy (which shall not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Nick Katsanos

and

Sheppard, Mullin, Richter & Hampton LLP

1901 Avenue of the Stars, Suite 1600

Los Angeles, CA 90067

Attention: Linda Michaelson

If to the Purchaser:

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4.    Amendments; Waivers. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5.    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.6.    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser. The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any of the Shares in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to “Purchaser.”

5.7.    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8.    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced on an exclusive basis in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.9.    Survival; Limitation on Liability. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Closing. This Section 5.9 does not limit any covenant or agreement of the parties hereto contained in this Agreement which, by its terms, contemplates performance after the Closing. The Company shall not be liable to the Purchaser hereunder for damages arising in excess of the Purchaser’s Purchase Price.

5.10.    Execution. This Agreement may be executed in two counterparts, both of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11.    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12.    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ENDI CORP. By: _______________________________ Name: David Sherman Title: Chief Executive Officer

PURCHASER: By: ______________________________ Name: Number of Shares of Common Stock to be acquired: Purchase Price: Address for Notice: Telephone: Facsimile: ________________ Email:
Delivery Instructions: (if different than above)

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT